Exhibit 99.3

LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS,

TRUST COMPANIES AND OTHER NOMINEES

REGARDING THE OFFER TO EXCHANGE

OUTSTANDING 8% SENIOR NOTES DUE 2018

FOR

REGISTERED 8% SERIES B SENIOR NOTES DUE 2018

OF

ALLBRITTON COMMUNICATIONS COMPANY

                    , 2010

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We are enclosing herewith the materials listed below relating to (i) the offer by Allbritton Communications Company (the “Company”) to exchange the Company’s issued and outstanding 8% Senior Notes due 2018 (the “Initial Notes”) issued by the Company on April 30, 2010 for a like principal amount of the Company’s registered 8% Series B Senior Notes due 2018 (the “Exchange Notes”) pursuant to an offering registered under the Securities Act of 1933, as amended (the “Securities Act”), upon the terms and subject to the conditions set forth in the Company’s Prospectus, dated                     , 2010, and the related Letter of Transmittal (the “Exchange Offer”).

Enclosed herewith are copies of the following documents:

1.	Prospectus dated , 2010;

2.	Letter of Transmittal;

3.	Notice of Guaranteed Delivery;

4.	Instructions to Registered Holder or DTC Participant from Beneficial Owner;

5.	Letter which may be sent to your clients for whose account you hold definitive registered notes or book-entry interests representing Initial Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client’s instruction with regard to the Exchange Offer; and

6.	IRS Form W-9 (included with the Letter of Transmittal).

WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON                     , 2010, UNLESS EXTENDED.

The Exchange Offer is not conditioned upon any minimum number of Initial Notes being tendered.

To participate in the Exchange Offer, a beneficial holder must either (i) cause to be delivered to U.S. Bank National Association (the “Exchange Agent”), at the address set forth in the Letter of Transmittal, definitive registered notes representing Initial Notes in proper form for transfer together with a properly executed Letter of Transmittal or (ii) cause a DTC Participant to tender such holder’s Initial Notes to the Exchange Agent’s account maintained at The Depository Trust Company (“DTC”) for the benefit of the Exchange Agent through DTC’s Automated Tender Offer Program (“ATOP”), including transmission of a computer-generated message that states that the DTC Participant acknowledges and agrees to be bound by the terms of the Letter of Transmittal. By complying with DTC’s ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms on behalf of itself and the beneficial owners of tendered Initial Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if the DTC Participant had completed, executed and returned the Letter of Transmittal to the Exchange Agent. You will need to contact those of your clients for whose account you hold definitive registered notes or book-entry interests representing Initial Notes and seek their instructions regarding the Exchange Offer.

If a registered holder of Initial Notes desires to tender Initial Notes, but such Initial Notes are not immediately available, or time will not permit such holder’s Initial Notes or other required documents to reach the Exchange Agent before 5:00 p.m., New York City time, on the expiration date, or the procedure for book-entry transfer cannot be completed at or prior to 5:00 p.m., New York City time, on the expiration date, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption “Exchange Offer—Guaranteed Delivery Procedures.”

The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Initial Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Initial Notes to it, except as otherwise provided in the section “Exchange Offer—Fees and Expenses” of the enclosed Prospectus.

Additional copies of the enclosed materials may be obtained from the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

ALLBRITTON COMMUNICATIONS COMPANY

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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